Exhibit 99.1
Company Contact:
Valerie V. Vekkos
Investor Relations
(760) 438-4004
ir@xenonics.com

XENONICS ANNOUNCES $1.65 MILLION PLACEMENT

CARLSBAD, CALIFORNIA – April 18, 2006 — XENONICS HOLDINGS, INC. (AMEX:XNN) announced today that the Company has raised $1.65 million through the private sale of 1,000,000 shares of common stock, together with 250,000 Class A warrants and 250,000 Class B warrants. These warrants have a five-year term. The Class A warrants are exercisable at $2.20 per share and the Class B at $3.20 per share. The Company can redeem the warrants upon certain conditions. Xenonics has agreed to file a registration statement with the SEC to register the resale of the 1,000,000 shares and the shares of common stock underlying the warrants.

About Xenonics
Xenonics develops and produces advanced, lightweight and compact ultra-high intensity illumination products for military, law enforcement, public safety, and commercial and private sector applications. Currently, NightHunters are in use by every branch of the U.S. Armed Forces as well as a wide variety of law enforcement and security agencies. Using its breakthrough patented technology, Xenonics provides innovative solutions for customers that demand the ability to see farther so that they can do their job better and safer. Xenonics’ products deliver a quantum leap in performance over other illumination technologies and represent the next generation in small, high intensity, high efficiency illumination systems. Visit Xenonics on the web at www.xenonics.com.

Forward-Looking Statements
This news release contains forward-looking statements that reflect our management’s current views about future events and financial performance.  Forward-looking statements often contain words such as “expects,” “anticipates,” “intends,” “believes” or “will.”  Our forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and events to differ materially from those projected in the forward-looking statements.  Risks and uncertainties that could adversely affect us include, without limitation, the loss of major customers, our failure to obtain new contracts, the adverse effect of competition, delays in the production or shipment of our products and the other risks and uncertainties that are discussed in our most recent filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-KSB and quarterly report on Form 10-QSB.  The forward-looking statements in this news release are made only as of the date of this news release.  We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.
.

* * * *